As filed with the Securities and Exchange Commission on January 27, 1997 Registration No. 33____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------


                            CENTER BANKS INCORPORATED
             (Exact name of Registrant as specified in its charter)

         Delaware                                        16-1368745
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                             33 East Genesee Street
                           Skaneateles, New York 13152
                                 (315) 685-2265
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                              --------------------

             Center Banks Incorporated Employee Stock Purchase Plan
                              --------------------

                               Gary L. Karl, Esq.
                             Harter, Secrest & Emery
                             431 East Fayette Street
                            Syracuse, New York 13202
                                 (315) 474-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------


                                          CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                     Proposed            Proposed
                                                                     Maximum              Maximum           Amount of
                                              Amount To Be        Offering Price         Aggregate         Registration
    Title of Shares to be Registered           Registered          Per Share(1)      Offering Price(1)         Fee
---------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value $.01 per share        50,000                16.75              837,500             253.79
===========================================================================================================================

     (1)Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based upon the high and low prices of the shares of the Registrant's common stock, par value $.01 per share, as reported on the NASDAQ National Market System on January 22, 1997.

        Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement relates to an indeterminate amount of interests to be offered as sold pursuant to the employee benefit plan described herein.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents of the Registrant previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, filed pursuant to
               Section 13 of the Exchange Act;

        (c) Proxy statement on Schedule 14A dated April 16, 1996, filed pursuant to Section 14 of the Exchange Act; and

        (d) Current Report on Form 8-K dated January 2, 1996, Current Report on Form 8-K dated February 2, 1996, Current Report on Form 8-K dated February 5, 1996, Current Report on Form 8-K00 dated February 6, 1996, Current Report on Form 8-K/A dated April 18, 1996 and Current Report on Form 8-K dated December 20, 1996, filed pursuant to Section 13 of the Exchange Act.

        All reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, after the date of this Registration Statement (and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference into this Registration Statement and to be made a part hereof from the date of filing of such documents. In lieu of incorporating by reference the description of the Common Stock, par value $.01, which is contained in a registration statement under the Exchange Act, such description is included in this Registration Statement. See "Item 4 - Description of Capital Stock."

ITEM 4.        DESCRIPTION OF CAPITAL STOCK

        The Registrant's authorized capital stock consists of 2,500,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 948,092 shares were issued and outstanding as of December 31, 1996, and 500,000 shares of preferred stock, par value $.01 per share, of which none have been issued. The Common Stock is traded on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") under the symbol "CTBK."

The Common Stock
----------------

        Holders of the Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

        The holders of Common Stock are entitled to receive, pro rata, dividends, when and as declared by the Board of Directors out of funds legally available therefor. Funds for the payment of cash dividends on Common Stock are obtained primarily from dividends from the Registrant's wholly owned subsidiary, Skaneateles Savings Bank (the "Bank"). The Bank's ability to pay dividends to the Company is restricted by statutory and regulatory limitations.

        The Registrant is also subject to the requirements of the Delaware General Corporation Law, which limits distributions to stockholders, including the payment of cash dividends, if after giving effect to the distribution: (i) the Registrant would not be able to pay its debts as they become due in the usual course of business; or (ii) the Registrant's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Registrant were dissolved at the time of the distribution, to satisfy the preferential rights, if any, of stockholders whose rights upon dissolution are superior to those stockholders receiving the distribution.

        In the event of any liquidation or dissolution of the Registrant, the holders of the Common Stock will be entitled to receive, after payment or provision for payment of all debts and liabilities of the Registrant, all assets of the Registrant available for distribution, in cash or in kind.

        The Common Stock has no conversion rights and is not subject to call for redemption. The holders of the Common Stock do not have the right of cumulative voting in connection with the election of directors and are not entitled to preemptive rights to subscribe for any additional shares of Common Stock which may be issued. Upon receipt by the Registrant of the full purchase price for Common Stock issued at or above par value, each share of Common Stock will be fully paid and nonassessable.

        In the future, the authorized but unissued and unreserved shares of Common Stock will be available for general corporate purposes, including, but not limited to, possible issuance in future public offerings or private placements, as additional shares of Common Stock pursuant to the Plan, pursuant to stock option or employee stock ownership plans, in future mergers or acquisitions, as stock dividends or stock splits (subject to any applicable regulatory restrictions), or for any other general corporate purposes. Authorized but unissued shares of Preferred Stock may be issued for similar purposes. Except as otherwise may be required to approve the transaction in which the additional shares of the Common Stock or Preferred Stock would be issued, no stockholder approval will be required for the issuance of such stock. Accordingly, the Board of Directors of the Registrant may issue, without stockholder approval, Preferred Stock with voting stock and conversion rights which could adversely affect the voting power of the holders of the Common Stock.

        See "Restrictions on Acquisitions of Stock" for a description of certain statutory provisions and provisions of the Registrant's Certificate of Incorporation and By-laws which may affect the ability of the Registrant's stockholders to participate in certain transactions relating to acquisitions of control of the Registrant.

Restrictions on Acquisitions of Stock
-------------------------------------

        Federal Law Restrictions. Under the Bank Holding Company Act of 1956 (the "BHCA"), no company directly or indirectly may acquire "control" of the Registrant or the Bank without the prior approval of the Federal Reserve Board. For purposes of the BHCA, "control" is defined to include the ownership, control or power to vote, directly or indirectly, 25% or more of any class of voting securities of an entity, the power to elect a majority of the Board of Directors of an entity, or the power to exercise a controlling influence over the management or policies of an entity. The Federal Reserve Board may find that a company controls a bank or a bank holding company if the company owns, controls, or holds with power to vote more than 5% of the outstanding shares of any class of voting securities of the bank or bank holding company and certain other relationships exist between the company and the bank or the bank holding company. In addition, Federal Reserve Board approval would be required for the acquisition of control by another bank holding company of more than 5% of any class of the Registrant's voting securities.

        The Change in Bank Control Act of 1978 (the "CBCA") generally requires persons (except for companies subject to the BHCA) that seek to acquire direct or indirect control of a bank to give 60 days prior written notice to the appropriate federal banking agency, which in the case of the Bank is the FDIC. Control for the purposes of the CBCA exists if an acquiring person has voting control of at least 25% of the institution's voting stock or the power to direct the management or policies of the institution. Control is presumed to exist if the acquiring person has voting control of at least 10% of the institution's voting stock if (i) the institution's shares are registered pursuant to Section 12 of the Exchange Act, or (ii) the acquiring person would be the largest stockholder of the institution.

        Provisions Relating to Classified Board of Directors. The Registrant's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which shall serve for a term of three years, with one class being elected each year. The Certificate of Incorporation also provides that directors may be removed only for cause and then only with the approval of the holders of at least two-thirds of the voting stock of the Registrant. The affirmative vote of the holders of two-thirds of the voting stock of the Registrant is required to amend, repeal or adopt any provision inconsistent with the foregoing provisions. In addition, for certain business combinations, the affirmative vote of the holders of four-fifths of the voting stock of the Registrant is required. Such provisions may make it more difficult and time-consuming to acquire majority control of the Board of Directors of the Registrant and may, therefore, dissuade unsolicited take-over proposals.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        In accordance with Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware, which allow corporations to indemnify and eliminate personal liability for officers and directors, respectively, the Registrant's Certificate of Incorporation and By-laws provide, respectively, as follows:

Certificate of Incorporation
----------------------------

        Article 6 of the Registrant's Certificate of Incorporation provides, in part, that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of Delaware for approval of an unlawful dividend or an unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of the foregoing by the stockholders of the Registrant shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Registrant for acts or omissions occurring prior to the effective date of such repeal or modification.

By-laws
-------

        Article IX of the Registrant's By-laws reads as follows:

        "Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than any action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, and any appeal therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination (as set forth in Section 3 of this Article IX) that despite the adjudication of liability or the settlement, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

        Section 3. Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because such director, officer, trustee, employee or agent has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX and, if applicable, is fairly and reasonably entitled to indemnity as set forth in the proviso in Section 2 of this Article IX, as the case may be. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders. To the extent, however, that a director, officer, trustee, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. No director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire board of directors.

        Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article IX a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any association, partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Sections 1 or 2 of this Article IX as the case may be.

        Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX and notwithstanding the absence of any determination thereunder, any director, officer, trustee, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article IX, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire board of directors.

        Section 6. Expenses Payable in Advance. Expenses incurred in connection with a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee or agent to repay such amount if it shall be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

        Section 7. Contract, Non-exclusivity and Survival of Indemnification. The indemnification provided by this Article IX shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while this Article IX is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. Further, the indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any certificate of incorporation, bylaw, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Section 3 of this Article IX concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Sections 1 and 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the law of the State of Delaware. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article IX.

        Section 9. Meaning of "Corporation" for Purposes of Article IX. For purposes of this Article IX references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued."

General Effect
--------------

        The general effect of the aforementioned provisions of the Registrant's Certificate of Incorporation and By-laws is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages in the event of a breach of fiduciary duty as a director (including breach of duty in the case of negligent or grossly negligent behavior) except in the situations as described above. The aforementioned provisions will not affect the availability of injunctive relief against directors of the Registrant (although such relief may not always be available as a practical matter), nor will it limit directors' liability for violations of the federal securities laws.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8.        EXHIBITS

EXHIBIT 4 - INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
            INDENTURES

        4.1 Specimen Certificate representing the Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 filed with the Commission on December 19, 1996).

        4.2 Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Form 10-K filed with the Commission on April 1,
1991).

        4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's 1994 Form 10-K filed with the Commission on March 31, 1994).

        4.4 By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrants 1994 Form 10-K filed with the Commission on March 31, 1994).

EXHIBIT 5 - OPINION RE:   LEGALITY

        5.1    Opinion of Harter, Secrest & Emery*

EXHIBIT 15 - LETTER RE:   UNAUDITED INTERIM FINANCIAL INFORMATION

        Not applicable

EXHIBIT 23 - CONSENTS OF EXPERTS AND COUNSEL

        23.1   Consents of KPMG Peat Marwick LLP*

        23.2 Consent of Harter, Secrest & Emery (attached to this Registration Statement as Exhibit 5.1) *

EXHIBIT 24 - POWER OF ATTORNEY

        Not applicable

EXHIBIT 99 - ADDITIONAL EXHIBITS

        99.1   Center Banks Incorporated Employee Stock Purchase Plan.*
--------

* Exhibit filed with this Registration Statement.

ITEM 9.        UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes (subject to the proviso contained in Item 512(a) of Regulation S-K):

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudications of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in this City of Syracuse, State of New York, on January 14, 1997.

                                     CENTER BANKS INCORPORATED


                                     By:  /s/ John P. Driscoll
                                         --------------------------------------
                                          John P. Driscoll
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                    TITLE                            DATE


  /s/ John P. Driscoll                          Chairman of the Board of               January 14, 1997
---------------------------------------------   Directors, President and
John P. Driscoll                                Chief Executive Officer
                                                (Principal Executive Officer)


  /s/ J. Daniel Mohr                            Chief Financial Officer and            January 14, 1997
---------------------------------------------   Treasurer (Principal Financial
J. Daniel Mohr                                  Officer and Principal
                                                Accounting Officer)


                                                Director
---------------------------------------------
Clifford C. Abrams

                                                Director
---------------------------------------------
Israel Berkman

  /s/ David E. Blackwell                        Director                               January 14, 1997
---------------------------------------------
David E. Blackwell

                                                Director
---------------------------------------------
Walter D. Copeland

  /s/ Carl W. Gerst                             Director                               January 14, 1997
---------------------------------------------
Carl W. Gerst


  /s/ John Bernard Henry                        Director                               January 14, 1997
---------------------------------------------
John Bernard Henry

  /s/ Ann G. Higbee                             Director                               January 14, 1997
---------------------------------------------
Ann G. Higbee

                                                Director
---------------------------------------------
Bruce H. Leslie

  /s/ Howard J. Miller                          Director                               January 14, 1997
---------------------------------------------
Howard J. Miller

  /s/ Raymond C. Traver, Jr., M. D.             Director                               January 14, 1997
---------------------------------------------
Raymond C. Traver, Jr., M.D.

                                                Director
---------------------------------------------
Anne E. O'Connor